UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 9, 2005
ACTION PERFORMANCE COMPANIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Arizona	0-21630	86-0704792

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1480 South Hohokam Drive, Tempe, Arizona 85281 (Address of Principal Executive Office) (Zip Code)
Registrant’s telephone number, including area code: (602) 337-3700
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition
On August 9, 2005, Action Performance Companies, Inc. issued a press release reporting that it revised its third fiscal quarter results by reversing an after-tax $0.5 million charge included in its loss from discontinued operations as reported in its press release dated August 2, 2005. A copy of the August 9, 2005 press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this item 2.02.
The information in this Report on Form 8-K (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.
Item 9.01. Financial Statements and Exhibits

Exhibits 99.1	Press release from Action Performance Companies, Inc., dated August 9, 2005 titled “Action Performance Announces Revision That Lessens Third Quarter Loss – Net Loss per share changed from ($0.83) to ($0.81).”
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2005	Action Performance Companies, Inc.
	By:	/s/ David M. Riddiford
Title: Chief Financial Officer, Secretary
and Treasurer